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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 333-______) pertaining to the 1997 Stock Option Plan and 2000 Non-Employee Directors Stock Option Plan of aaiPharma Inc. of our report dated February 18, 2002, with respect to the consolidated financial statements and schedule of aaiPharma Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP
                                                ---------------------


Raleigh, North Carolina
May 20, 2002